UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2012

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A310 Pacific Palisades, CA	90272
(Address of principal executive offices)	(Zip Code)

(213) 745-2123

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2012, Sequential Brands Group, Inc. (“Sequential”), Heelys, Inc., a Delaware corporation (“Heelys”), and Wheels Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Sequential (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged (the “Merger”) with and into Heelys, with Heelys surviving the Merger as a wholly-owned subsidiary of Sequential, subject to the terms and conditions of the Merger Agreement.

Under the terms of the Merger Agreement, Heelys’ stockholders will receive $2.25 in cash (the “Per Share Merger Consideration”) for each share of Heelys common stock upon the closing of the Merger.

The Merger Agreement contains representations and warranties customary for transactions of this type. Heelys has agreed to various customary covenants and agreements, including, among others, (1) to conduct its business in the ordinary course consistent with past custom and practice during the interim period between the execution of the Merger Agreement and the closing date of the Merger, (2) not to engage in certain kinds of transactions during this period, (3) to convene and hold a meeting of its stockholders to consider and vote upon the Merger, and (4) not to (A) solicit, initiate, or knowingly facilitate or encourage any alternative proposal to acquire Heelys, or (B) subject to certain exceptions, provide any information in connection with any such proposal, or engage in any discussions or negotiations regarding or any such proposal. Sequential has agreed to contribute cash to Merger Sub in an amount which, together with the cash held by Heelys at the time of the closing of the Merger, will be sufficient to pay, among other things, the aggregate Per Share Merger Consideration to the Stockholders in accordance with the Merger Agreement upon closing of the Merger. Sequential estimates that it will contribute approximately $8,100,000 in cash to the Merger Sub in order to close the Merger.

The Merger Agreement has been approved by the Board of Directors of each of Sequential and Heelys. Consummation of the Merger is subject to certain customary conditions, including, among others, approval of the stockholders of Heelys, accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), and material compliance by the other party with its obligations under the Merger Agreement.

Subject to the satisfaction of the closing conditions, the parties anticipate completing the transaction promptly following approval of the Merger by Heelys’ Stockholders.

The Merger Agreement also contains certain termination provisions for Sequential and Heelys and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Heelys will be required to pay Sequential a termination fee of $900,000.

Concurrently with the execution of the Merger Agreement, certain of Heelys’ stockholders (the “Covered Stockholders”) entered into voting agreements with Sequential and Merger Sub (the “Voting Agreements”). Pursuant to the Voting Agreements, the Covered Stockholders, who collectively have the power to vote approximately 35.1% of Heelys’ common stock as of December 7, 2012, agreed to vote all shares beneficially owned by them in favor of adoption of the Merger Agreement and the transactions contemplated thereby and against any alternative proposal or any other action that is reasonably likely to adversely effect or interfere with the consummation of the transactions contemplated by the Merger Agreement. Each Voting Agreement terminates upon the earlier of (i) the effective time of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms.

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In connection with the Merger, Sequential has entered into an equity commitment letter with Tengram Capital Partners Gen2 Fund, L.P., pursuant to which such entity has agreed to provide up to $8,100,000 of equity financing to Sequential, subject to the terms and conditions set forth therein, if needed, for Sequential to satisfy its obligation to provide cash to Merger Sub as described above. The commitment letter will automatically terminate upon the consummation of the transactions contemplated by the Merger Agreement or ninety (90) days after the termination of the Merger Agreement for any reason. In addition, the commitment of Tengram Capital Partners Gen2 Fund, L.P. under the commitment letter is subject to certain conditions, including that all conditions to the obligations of Sequential and Merger Sub under the Merger Agreement shall have been satisfied or waived in accordance with the Merger Agreement and there shall have been no termination of the Merger Agreement pursuant to the terms thereof.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K of Heelys, dated December 10, 2012), and is incorporated by reference herein. The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Sequential or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Sequential or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Sequential.

Forward-Looking Statements

Except for historical information contained herein, the statements in this Current Report on Form 8-K are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Factors which could cause actual results to differ materially from these forward-looking statements include Sequential's ability to identify and acquire brands, the Sequential’s ability to license new and existing brands to third party retailers, distributors, and manufacturers on terms acceptable to the Sequential, Sequential’s ability to develop and maintain strategic business relationships for its brands, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Sequential’s liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Sequential’s filings with the United States Securities and Exchange Commission. Sequential undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Item 8.01	Other Events.

On December 10, 2012, Sequential and Heelys issued a joint press release announcing the execution of the Merger Agreement, as described above. A copy of the joint press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 7, 2012, by and among Sequential Brands Group, Inc., Wheels Merger Sub Inc. and Heelys, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K of Heelys dated December 10, 2012)

99.1	Joint Press Release, dated December 10, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Yehuda Shmidman
Yehuda Shmidman
Chief Executive Officer

Dated: December 10, 2012

[Signature Page to Merger Agreement Signing Form 8-K]

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 7, 2012, by and among Sequential Brands Group, Inc., Wheels Merger Sub Inc. and Heelys, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K of Heelys dated December 10, 2012)

99.1	Joint Press Release, dated December 10, 2012